EXECUTIVE EMPLOYMENT AGREEMENT


     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 16th day of October, 2001 (the "Commencement Date"), by and between Commodore Minerals, Inc. d/b/a/ INTAC International, a Nevada corporation (hereinafter called the "Employer"), and Zhou Wei (hereinafter called the "Executive").

                       W I T N E S E T H:

     WHEREAS, the Executive desires to enter into an executive employment relationship with the Employer; and.

     WHEREAS, both the Employer and the Executive have read and understood the terms and provisions set forth in this Agreement had have been afforded a reasonable opportunity to review this Agreement with their respective advisors;

     NOW, THEREFORE, in consideration of the mutual promises of each, and other good and valuable consideration, the parties hereby covenant and agree as follows:

     1.   SERVICES AND DUTIES

          a. Positions. The Executive shall serve as the President and Chief Executive Officer of the Employer. The Executive shall report directly to the Board of Directors of the Employer (the "Board") and shall perform all duties consistent with this position and such duties generally consistent therewith and as set forth on Schedule A attached hereto, as such duties and Schedule A shall be prescribed and/or amended from time to time by the Board.

          b. Devotion of Time. As of the Commencement Date (as defined above), the Executive shall devote his full time and attention to the Employer.

     2.   TERM

          This Agreement shall begin on the Commencement Date and end on the third (3rd) anniversary after the Commencement Date
(the "Original Term"). Thereafter, this Agreement shall automatically renew for successive one (1) year terms (each a "Renewal Term").

     3.   COMPENSATION AND RELATED MATTERS

          a.   Base Salary.  From and after the Commencement
Date, the Executive shall receive an annual base salary of $120,000 (the "Base Salary") paid by the Employer to the Executive bi-weekly, subject to upward adjustment as hereinafter specified.

          b.   Bonus Compensation.  In addition to the Base
Salary, the Executive shall be entitled to receive such bonus compensation for outstanding performance as ultimately determined in the sole discretion of the Board.


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          c.   Base Salary Adjustments.  The Executive shall be
entitled to receive a merit increase to his Base Salary for outstanding performance as shall be determined in the sole discretion of the Board.

          d. Expenses. During his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable business and entertainment expenses incurred by him in performing services hereunder, provided that the Executive properly accounts therefor to the Board.

          e. Other Benefits. The Executive shall be entitled to participate in other benefit plans (including, but not limited to, stock option plans) to which he is eligible pursuant to the Employer's policy, which may be amended from time to time in the Employer's discretion, (the "Standard Benefit Plans").

          f. Vacations. The Executive shall be entitled to reasonable vacation consistent with his position and the Employer's vacation policy.

     4.   TERMINATION

          The Executive's employment hereunder may be terminated by the Employer or the Executive under the following circumstances:

          a. Mutual Agreement. Termination by mutual written agreement between the Executive and the Employer.

          b. Death. Employment shall terminate upon the death of the Executive.

          c. Disability: Termination will result if the Executive is unable to perform his duties on a full-time basis because of the Executive's inability to perform his duties under this Agreement, with or without reasonable accommodation, for a period of more than one hundred twenty (120) days ("Disability").

          d. Cause: Termination of the Executive's employment for "Cause." For purposes of this Agreement, the Employer shall have "Cause" to terminate the Executive's employment hereunder only upon:

               i. The failure by the Executive to substantially perform his duties as outlined hereunder or to follow the reasonable directions of the Board after demand for substantial performance is delivered to the Executive by the Board;

               ii. The engaging by the Executive in conduct that is materially injurious to the Employer, monetarily or otherwise;

               iii. The engaging by the Executive in criminal conduct or conduct constituting moral turpitude; or

               iv. The engaging by the Executive in employment practices which violate federal, state or local law.


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          e.   Termination Without Cause:  Notwithstanding any
provisions of this Agreement to the contrary, the Employer may terminate the Executive's employment for any reason other than those specified in the foregoing paragraphs (a), (b), (c) or (d) (or for no reason) at any time effective upon delivery by the Board of two (2) days written notice to the Executive. Any determination requiring the Executive to accept a significant and material diminution in title, responsibility, or authority, without the consent of the Executive, as a result of organization structural changes, mergers, asset transfers, consolidations or related events shall constitute termination without Cause.

          f.   Termination by the Executive with Notice:  The
Executive may terminate this Agreement (voluntary resignation) at any time effective upon thirty (30) days written notice to the Board.

     5.   COMPENSATION AND PAYMENTS UPON TERMINATION

          The Executive shall be entitled to the following compensation from the Employer (in lieu of all other sums payable to the Executive hereunder) upon the termination of the Executive's employment.

          a. Mutual Agreement: If the Executive's employment is terminated as a result of mutual agreement, the Employer shall pay the Executive's Base Salary, plus a lump sum payment for the value of all accrued, earned and unused benefits under the Standard Benefit Plans through the date of termination, and the Executive will be entitled to receive any vested pension and retirement benefits (for all purposes of this Agreement, all such accrued, earned and unpaid items through the applicable date of termination are referred to as the "Earned Amounts").

          b. Death: If the Executive's employment is terminated as a result of death, the Employer will pay to the Executive's estate the Earned Amounts.

          c. Disability: If the Executive's employment is terminated as a result of Disability (as defined in Section 4(c) above), the Executive will be provided long term disability benefits to which he may be eligible (if any) in accordance with the Employer's then existing Standard Benefit Plans and the Employer shall pay to the executive the Earned Amounts.

          d. Cause: If the Executive's employment is terminated for Cause, the Employer shall pay the Executive the Earned Amounts, and the Employer shall have no further obligations to the Executive.

          e. Termination Without Cause: If, notwithstanding any other provision of this Agreement, the Employer shall elect, pursuant to the provisions of Section 4.e. hereof, to terminate the Executive's employment for a reason other than a., b., c. or
d. of Section 4 of this Agreement (or for no reason), then the Employer shall pay the Executive the following:

               i.   The Earned Amounts; and

               ii. The Base Salary in effect as of the date of termination for a period of (a) the time remaining in the Original Term or Renewal Term, as applicable, from the date of termination or (b) twelve months from the date of termination, whichever period is longer, payable as if the Executive remained an active employee of the Employer.



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          f.   Termination by the Executive:  In the event the
Executive voluntarily elects to terminate this Agreement pursuant to the provisions of Section 4.f., the Employer will pay the Executive the Earned Amounts, and the Employer shall have no further obligations to the Executive.

     6.   NON-DISCLOSURE

          a. Proprietary Information. By virtue of his employment with the Employer, the Executive will have access, and Employer will provide to Executive, confidential, proprietary, and highly sensitive information relating to the business of the Employer and which is a competitive asset of the Employer ("Proprietary Information"). Such Proprietary Information includes all information which relates to the business of the Employer, which is or has been disclosed to the Executive orally or in writing by the Employer or obtained by virtue of work performed for the Employer, is or was developed by the Employer, and is not generally available to or known by individuals or entities within the industry in which the Employer is or may become engaged or readily accessible by independent investigation. The Proprietary Information sought to be protected includes, without limitation, information pertaining to: (i) the identities of customers and clients with which or whom the Employer does or seeks to do business, as well as the point of contact persons and decision-makers at these customers and clients, including their names, addresses, e-mail addresses and positions; (ii) the past or present purchasing history and the past and/or current job requirements of each past and/or existing customer and client; (iii) the volume of business and the nature of the business relationship between the Employer and its customers and clients; (iv) the pricing of the Employer's services, including any deviations from its standard pricing for particular customers and clients; (v) the Employer's business plans and strategy, including customer or client assignments and rearrangements, sales and administrative staff expansions, marketing and sales plans and strategy, proposed adjustments in compensation of sales personnel, revenue, expense and profit projections, industry analyses, and any proposed or actual implemented technology changes; (vi) information regarding the Employer's employees, including their identities, skills, talents, knowledge, experience, and compensation; (vii) the Employer's financial results and business condition; and (viii) computer programs and software developed by the Employer and tailored to the Employer's needs by its employees, independent contractors, consultants or vendors; (ix) information relating to the Employer's architects, designers, contractors, or persons likely to become architects, designers, or contractors; (x) any past or present merchandise or supply sources in the future; (xi) system designs, procedure manuals, automated data programs, reports, personnel procedures, and supply and service resources. Proprietary Information may be contained on the Employer's computer network, in computerized documents or files, or in any written or printed documents, including any written reports summarizing such information.

          b. Non-Disclosure of Proprietary Information. The Executive acknowledges that the Employer's Proprietary Information will be disclosed to the Executive throughout his employment with the Employer in order to enable the Executive to perform his duties for the Employer. The Executive further acknowledges that the unauthorized disclosure of Proprietary Information could place the Employer at a competitive disadvantage. Consequently, the Executive agrees not to use, publish, disclose or divulge, directly or indirectly, at any time, any Proprietary Information for his own benefit and for the benefit of any person, entity, or corporation other than the Employer, to any person who is not a current employee of the Employer, without the express, written consent of the Employer and except in the performance of



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the duties assigned to him by the Employer.  The Executive
further agrees not to make copies of any Proprietary Information, except as authorized in writing by the Employer.

          c. Survival of the Executive's Obligations. The Executive understands and agrees that his obligations under this Section shall survive the termination of this Agreement and/or his employment with the Employer for a period of two (2) years. The Executive further understands and agrees that his obligations under this Section are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which he may have to the Employer under general legal or equitable principles, or other policies implemented by the Employer.

     7.   RETURN OF COMPANY PROPERTY.

          The Executive acknowledges that all memoranda, notes, correspondence, databases, computer discs, computer files, computer equipment and/or accessories, pagers, telephones, passwords or pass codes, records, reports, manuals, books, papers, letters, CD Roms, keys, Internet database access codes, client profile data, job orders, client and customer lists, contracts, software programs, information and records, drafts of instructions, guides and manuals, and other documentation (whether in draft or final form), and other sales, financial or technological information relating to the Employer's business, and any and all other documents containing Proprietary Information furnished to the Executive by any representative of the Employer or otherwise acquired or developed by him in connection with his association with the Employer (collectively, "Recipient Materials") shall at all times be the property of the Employer. Within twenty-four (24) hours of the termination of his employment for any reason, the Executive will return to the Employer any Recipient Materials which are in his possession, custody or control.

     8.   NON-SOLICITATION OF CUSTOMERS/CLIENTS.

          a. Access to Proprietary Information. The Executive acknowledges that the special relationship of trust and confidence between him, the Employer, and its clients and customers creates a high risk and opportunity for the Executive to misappropriate the relationship and goodwill existing between the Employer and its clients and customers. The Executive further acknowledges and agrees that it is fair and reasonable for the Employer to take steps to protect itself from the risk of such misappropriation. The Executive further acknowledges that, at the outset of his employment with the Employer and/or throughout his employment with the Employer, the Executive has been or will be provided with access to and informed of the Employer's Proprietary Information, which will enable him to benefit from the Employer's goodwill and know-how.

          b. Non-Solicitation of Customers. Ancillary to the enforceable promises set forth in this Agreement, including, without limitation, the promises contained in Sections 3, 6 and 7, as well as to protect the vital interests described in those Sections, the Executive agrees that, while he is employed by the Employer and for a period of twelve (12) months following the termination of his employment with the Employer, regardless of the reason for such termination, the Executive will not, without the prior written consent of the Employer, directly or indirectly, alone or for his own account, or as owner, partner, investor, member, trustee, officer, director, shareholder, employee, consultant, distributor, advisor, representative or agent of any partnership, joint venture, corporation, trust, or other business organization or entity, (i) contact, solicit sales of, or sell, deliver or place any product, service or system of the kind and character sold, provided, distributed or placed by the Executive on behalf of the Employer to any person,




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association, corporation or other business organization or entity that the Executive contacted, solicited, called upon, or served, or that he directed others to solicit, call upon, or serve, on behalf of the Employer, during his employment with the Employer; or (ii) contact, solicit, or seek to divert the business or patronage of any person, association, corporation, or other business organization or entity with whom or which the Executive had business relations on behalf of the Employer or with whom or which he met or communicated, or with whom or which he directed others to meet or communicate, for the purpose of offering to sell or place or soliciting for sale or placement any product, service, or system of the kind and character sold, provided or distributed by him, on behalf of the Employer, during his employment with the Employer.

          c. Reasonable Restrictions. The Executive agrees that the restriction set forth above is ancillary to an otherwise enforceable agreement, is supported by independent valuable consideration, and that the limitations as to time, geographical area, and scope of activity to be restrained by this Section are reasonable and acceptable, and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Employer. The Executive agrees that if, at some later date, a court of competent jurisdiction determines that the non-solicitation agreement set forth in this Section does not meet the criteria established under applicable law, this Section may be reformed by the court and enforced to the maximum extent permitted under applicable law.
          d. Breach. If the Executive is found to have violated any of the provisions of this Section, the Executive agrees that the restrictive period of each covenant so violated shall be extended by a period of time equal to the period of such violation by him. The Executive understands that his obligations under this Section shall survive the termination of his employment with the Employer and shall not be assignable by him.

     9.   NON-SOLICITATION OF EMPLOYEES AND CONSULTANTS.

          The Executive acknowledges that, as part of his employment or association with the Employer, he will become familiar with the salary, pay scale, capabilities, experiences, skill and desires of the Employer's employees. In order to protect the confidentiality of such information, the Executive agrees that, for a period of twelve (12) months following the termination of his employment with the Employer, whether such termination occurs at the insistence of the Executive or the Employer, the Executive shall not recruit, hire, solicit, or attempt to recruit, hire or solicit, directly or by assisting others, any other employees or consultants employed by or associated with the Employer, nor shall he contact or communicate with any other employees or consultants of the Employer for the purpose of inducing other employees or consultants to terminate their employment or association with the Employer. For purposes of this covenant, "other employees or consultants" shall refer to permanent employees, temporary employees, or consultants who were employed by, doing business with, or associated with the Employer within six (6) months of the time of the attempted recruiting, hiring or solicitation. The Executive's obligations under this
Section 9 shall survive the termination of this Agreement and the Executive's employment with the Employer.

     10.  REMEDIES.

          In the event that the Executive violates any of the provisions set forth in Sections 6, 7, 8, or 9 of this Agreement, he acknowledges that the Employer will suffer immediate and irreparable harm which cannot be accurately calculated in monetary damages. Consequently, the Executive acknowledges and agrees that the Employer shall be entitled to immediate injunctive



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relief, either by temporary or permanent injunction, to prevent such a violation. The Executive further acknowledges and agrees that this injunctive relief shall be in addition to any other legal or equitable relief, including monetary damages, to which the Employer would be entitled.

     11.  INVENTIONS, IDEAS/PATENTABLE INVENTIONS.

          The Executive agrees to disclose, fully and promptly, and only to the Employer, all ideas, methods, plans, improvements or patentable inventions of any kind which are made or discovered, in whole or in part, by the Executive during the performance of his job duties; that result from any aid, support, or assistance by the Employer; or that are created during the Executive's work time with the Employer.

          In connection with any invention, discovery, concept or idea subject to the foregoing Paragraphs, the Executive will promptly execute a specific assignment of any title, shop-right or license to the Employer, and, if requested to do so, will cooperate fully with the Employer to secure a patent, shop-right, or license therefor in the United States and/or foreign countries. However, nothing in this Agreement shall require any assignment otherwise prohibited by law.

          The Executive further agrees that any and all work product created or performed by the Executive while the Executive is working with or on behalf of the Employer, is a "work for hire" under the terms of the United States Copyright Act, and shall be and remain the exclusive property of the Employer. The Executive hereby assigns any and all rights, title, and ownership interests that he may now have or hereafter acquire in or to such work product to the Employer.

     12.  SUCCESSORS; BINDING AGREEMENT

          This Agreement shall be binding upon, and insure to the benefit of, the Employer, the Executive, and their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. Without limiting the generality of the foregoing, the Employer may assign this Agreement (or the same may remain with the Employer as a subsidiary of a larger institution), without the consent of the Executive, with such assignee being required to perform the obligations of the Employer hereunder, to any successor of the Employer.

     13.  COMPLETE AGREEMENT

          This Agreement sets forth the entire agreement among the Employer and the Executive concerning the subject matter hereof, and supersedes all prior written or oral understandings of the parties.

     14.  NOTICE

          For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered personally; (ii) sent by telecopy or similar electronic device and confirmed; (iii) delivered by overnight express; or (iv) sent by registered or certified mail, postage prepaid, addressed as follows:

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               If to the Executive:

               Zhou Wei
               the home address of the Executive
               as set forth on the books and
               records of the Employer

               If to the Employer:

               INTAC International
               Unit 1809, 18/F., Modern Warehouse
               6 Shing Yiup Street, Kwun Tong,
               Kowloon, Hong Kong
               Telecopy: 852-2385-1621

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     15.  MISCELLANEOUS

          No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by the Executive and the Employer.
No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     16.  ATTORNEY FEES

          All legal fees and costs incurred in connection with the resolution of any dispute or controversy under or in connection with this Agreement shall be borne by the non-prevailing party.

     17.  COUNTERPARTS

          This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

     18.  VOLUNTARY AGREEMENT.

          The Parties acknowledge that each has had an opportunity to consult with an attorney or other counselor concerning the meaning, import, and legal significance of this Agreement, and each has read this Agreement, as signified by their respective signatures hereto, and each is voluntarily executing the same after, if sought, advice of counsel for the purposes and consideration herein expressed.



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     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

                                EMPLOYER:

                                Commodore Minerals, Inc.
                                (d/b/a INTAC International)


                                By:  /s/  HANS SCHULD
                                   ------------------------------
                                      Hans Schuld
                                      Authorized Signatory


                                EXECUTIVE:

                                  /s/  WEI ZHOU
                                ---------------------------------
                                  Zhou Wei













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